Investor Relations Contact:
Michael Picariello, Commvault
732-728-5380
ir@commvault.com

Commvault Announces Fiscal 2016 Third Quarter Financial Results

-- Company overachieves on both revenue and earnings expectations --
-- Software Revenue of $71.4 million; up 24% sequentially --
-- Next Generation Commvault Data Platform resonating with customers and partners --

Third Quarter Highlights Include:

Third Quarter
GAAP Results:
Revenues	$155.7 million
Income from Operations (EBIT)	$3.5 million
EBIT Margin	2.3%
Diluted Earnings Per Share	$0.10

Non-GAAP Results:
Income from Operations (EBIT)	$21.0 million
EBIT Margin	13.5%
Diluted Earnings Per Share	$0.28

Tinton Falls, N.J. – January 27, 2016 – Commvault [NASDAQ: CVLT] today announced its financial results for the third quarter ended December 31, 2015.

"We achieved excellent third quarter financial performance which was highlighted by quarterly revenues of $155.7 million, non-GAAP operating income of $21.0 million and non-GAAP diluted EPS of $0.28,” said N. Robert Hammer, Commvault's Chairman, President and CEO. “Our sequential software revenue growth of 24% was the result of outstanding execution in the Americas and EMEA driven by strong enterprise transaction close rates. Our quarterly financial results validate the continued successful implementation of our transformation initiatives; our industry leading technology and services, particularly those that enable customers to manage the transition to the cloud; and our ability to take advantage of increased uncertainties in the competitive landscape. We believe we are in an excellent position to capitalize on the unique opportunities in front of us, including increasing our market share in our core data protection and management business, expanding our cloud-based offerings, and accelerating our move into certain vertical markets.” Hammer added, “Our next generation Commvault Data Platform launched during the quarter aligns very well with the structural changes in the market, is receiving positive response from customers and partners, and will serve as one of the key foundations for growth in fiscal 2017.”

Total revenues for the third quarter of fiscal 2016 were $155.7 million, an increase of 11% sequentially, 2% year-over-year, and 6% on a year-over-year constant currency basis. Software revenue was $71.4 million, an increase of 24% sequentially, flat year-over-year, and up 4% on a year-over-year constant currency basis. Services revenue in the quarter was $84.3 million, an increase of 1% sequentially, 4% year-over-year, and 9% on a year-over-year constant currency basis.

On a GAAP basis, income from operations (EBIT) was $3.5 million for the third quarter compared to a loss of $4.6 million in the prior quarter. Non-GAAP EBIT increased to $21.0 million, or 93%, in the quarter compared to $10.9 million in the second quarter of fiscal 2016.

For the third quarter of fiscal 2016, Commvault reported GAAP net income of $4.9 million. Non-GAAP net income for the quarter was $13.2 million, or $0.28 per diluted share, versus $0.15 per diluted share in the second quarter of fiscal 2016.

During the quarter, Commvault made an equity investment in Laitek, Inc., a pioneer in rapid data migration and storage services for healthcare picture archiving and communication system (PACS) replacements. By combining Laitek’s data migration expertise with Commvault’s healthcare data protection and information management capabilities, hospitals will be able to take back control of their clinical data, managing and protecting it for the long term. The investment will be accounted for using the equity method.

Operating cash flow totaled $15.8 million for the third quarter of fiscal 2016. Total cash and short-term investments were $401.1 million as of December 31, 2015 compared to $387.6 million as of March 31, 2015. During the quarter, there were no borrowings against the revolving credit facility. Since December 31, 2015, Commvault has repurchased approximately $14.8 million of common stock (476,967 shares) under its share repurchase program. As of January 27, 2016, there is $135.2 million available under the share repurchase program that currently expires on March 31, 2017.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

▪
On December 7, 2015, Commvault announced Commvault IntelliSnap® for NetApp, a new array-based snapshot management solution that accelerates and simplifies data protection and recovery for NetApp customers. The Commvault IntelliSnap for NetApp offering replaces NetApp SnapProtect®, enables customers to expand to the full range of Commvault’s data protection solutions and shifts support responsibility for the deployed solution to Commvault’s world-class customer support organization.

▪
On November 12, 2015, Commvault announced a 98 percent customer satisfaction rate in the company’s fifth annual Support and Services Survey – re-affirming its excellence and commitment to helping customers maximize the return on their Commvault software investment and turn data from a complex management burden to a powerful strategic asset.

▪
On October 20, 2015, Commvault announced its next generation integrated solutions portfolio, including software, services and the Commvault Data Platform. The eleventh version of the company’s solutions delivered significant innovation that provides customers with market-leading support as they transition to the cloud, navigate new technology infrastructures, and find new value as they activate their data.

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Finally, Commvault has provided software, services and total revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. In fiscal 2015, Commvault also excluded certain expenses related to its planned move into a new corporate campus headquarters. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short and long term plans, Commvault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of Commvault’s control and the variety of awards that companies can issue, Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation, and the additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards, and in fiscal 2015 certain expenses related to the planned move into a new corporate campus headquarters. In addition, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 37% in fiscal 2016 and fiscal 2015.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. On an annual basis, the GAAP tax rate over the past three fiscal years was 34% for fiscal 2015, 37% for fiscal 2014 and 35% for fiscal 2013. Commvault’s cash tax rate has been lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the past three fiscal years is estimated to be 26% for fiscal 2015, 18% for fiscal 2014, and 12% for fiscal 2013. Cash taxes paid in fiscal 2016 are projected to be less compared to fiscal 2015 and fiscal 2014. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

Commvault measured itself to non-GAAP tax rates of 37% in fiscal 2015 and will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2016. Commvault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above.  Over the long term Commvault expects its cash tax rate to align with the non-GAAP tax rate. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, January 27, 2016, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 877-731-3955 (domestic) or 530-379-4681 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault is a leading provider of data protection and information management solutions, helping companies worldwide activate their data to drive more value and business insight and to transform modern data environments. With solutions and services delivered directly and through a worldwide network of partners and service providers, Commvault solutions comprise one of the industry’s leading portfolios in data protection and recovery, cloud, virtualization, archive, file sync and share. Commvault has earned accolades from customers and third party influencers for its technology vision, innovation, and execution as an independent and trusted expert. Without the distraction of a hardware business or other business agenda, Commvault’s sole focus on data management has led to adoption by companies of all sizes, in all industries, and for solutions deployed on premise, across mobile platforms, to and from the cloud, and provided as-a-service. Commvault employs more than 2,000 highly skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault — and how it can help make your data work for you — visit commvault.com.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2016 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Solving Forward, SIM, Singular Information Management, OnePass, Commvault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, ROMS, Commvault Edge, and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Software	$71,389	$71,729	$185,449	$213,202
Services	84,307	81,292	250,112	243,606
Total revenues	155,696	153,021	435,561	456,808
Cost of revenues:
Software	530	587	1,595	1,834
Services	19,899	19,354	60,320	59,320
Total cost of revenues	20,429	19,941	61,915	61,154
Gross margin	135,267	133,080	373,646	395,654
Operating expenses:
Sales and marketing	91,393	85,925	263,017	249,933
Research and development	17,963	16,468	50,876	47,343
General and administrative	20,002	23,103	59,717	58,350
Depreciation and amortization	2,400	2,687	7,336	6,013
Total operating expenses	131,758	128,183	380,946	361,639
Income (loss) from operations	3,509	4,897	(7,300)	34,015
Interest expense	(234)	(228)	(692)	(446)
Interest income	207	202	587	592
Income (loss) before income taxes	3,482	4,871	(7,405)	34,161
Income tax expense (benefit)	(1,396)	1,798	(1,747)	11,863
Net income (loss)	$4,878	$3,073	$(5,658)	$22,298
Net income (loss) per common share:
Basic	$0.11	$0.07	$(0.12)	$0.49
Diluted	$0.10	$0.07	$(0.12)	$0.47
Weighted average common shares outstanding:
Basic	45,315	45,331	45,339	45,610
Diluted	46,577	46,976	45,339	47,385

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$316,396	$337,673
Short-term investments	84,710	49,936
Trade accounts receivable, net	114,591	117,716
Prepaid expenses and other current assets	17,052	20,084
Total current assets	532,749	525,409

Deferred tax assets, net	49,115	41,045
Property and equipment, net	137,210	140,208
Equity method investment	4,576	—
Other assets	6,913	6,804
Total assets	$730,563	$713,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$762	$860
Accrued liabilities	69,980	72,757
Deferred revenue	184,439	184,312
Total current liabilities	255,181	257,929

Deferred revenue, less current portion	45,924	45,423
Other liabilities	3,891	3,104

Total stockholders’ equity	425,567	407,010
Total liabilities and stockholders’ equity	$730,563	$713,466

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income (loss)	$4,878	$3,073	$(5,658)	$22,298
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,793	2,786	8,509	6,232
Noncash stock-based compensation	17,227	16,014	47,516	45,501
Excess tax benefits from stock-based compensation	(364)	(834)	(6,263)	(4,221)
Deferred income taxes	(3,353)	2,268	(7,880)	1,803
Changes in operating assets and liabilities:
Trade accounts receivable	(29,173)	(16,143)	2,186	45
Prepaid expenses and other current assets	7,652	(2,921)	2,845	(10,683)
Other assets	3	683	(397)	578
Accounts payable	(589)	(267)	(625)	46
Accrued liabilities	9,880	7,104	4,020	6,093
Deferred revenue	7,012	8,133	2,984	21,442
Other liabilities	(201)	343	(3)	(1,269)
Net cash provided by operating activities	15,765	20,239	47,234	87,865
Cash flows from investing activities
Purchase of short-term investments	(24,386)	(12,482)	(72,235)	(56,458)
Proceeds from maturity of short-term investments	12,482	12,495	37,461	31,478
Purchases of equity method investment	(4,576)	—	(4,576)	—
Purchases for corporate campus headquarters	—	(14,882)	(2,111)	(50,308)
Purchase of property and equipment	(1,892)	(1,286)	(5,007)	(3,742)
Net cash used in investing activities	(18,372)	(16,155)	(46,468)	(79,030)
Cash flows from financing activities
Repurchase of common stock	(9,589)	(50,040)	(34,580)	(155,125)
Debt issuance costs	—	(87)	—	(1,262)
Proceeds from stock-based compensation plans	1,801	1,540	9,778	12,057
Excess tax benefits from stock-based compensation	364	834	6,263	4,221
Net cash used in financing activities	(7,424)	(47,753)	(18,539)	(140,109)
Effects of exchange rate — changes in cash	(777)	(5,959)	(3,504)	(11,513)
Net decrease in cash and cash equivalents	(10,808)	(49,628)	(21,277)	(142,787)
Cash and cash equivalents at beginning of period	327,204	364,574	337,673	457,733
Cash and cash equivalents at end of period	$316,396	$314,946	$316,396	$314,946

Table IV

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$3,509	$4,897	$(7,300)	$34,015
Noncash stock-based compensation (1)	17,227	16,014	47,516	45,501
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	230	214	890	775
Adjustment to exclude expenses related to corporate campus headquarters relocation (3)	-	4,141	-	4,141
Non-GAAP income from operations	$20,966	$25,266	$41,106	$84,432

GAAP net income (loss)	$4,878	$3,073	$(5,658)	$22,298
Noncash stock-based compensation (1)	17,227	16,014	47,516	45,501
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	230	214	890	775
Adjustment to exclude expenses related to corporate campus headquarters relocation (3)	-	4,141	-	4,141
Non-GAAP provision for income taxes adjustment (4)	(9,143)	(7,541)	(16,917)	(19,431)
Non-GAAP net income	$13,192	$15,901	$25,831	$53,284

Diluted weighted average shares outstanding (5)	46,577	46,976	46,677	47,385
Non-GAAP diluted net income per share	$0.28	$0.34	$0.55	$1.12

	Three Months Ended December 31, 2015	Nine Months Ended December 31, 2015
	Year-over-year	Year-over-year
Non-GAAP software revenue reconciliation
GAAP software revenue	$71,389	$185,449
Adjustment for currency impact	3,332	11,403
Non-GAAP software revenue on a constant currency basis (6)	$74,721	$196,852

	Three Months Ended December 31, 2015	Nine Months Ended December 31, 2015
	Year-over-year	Year-over-year
Non-GAAP services revenue reconciliation
GAAP services revenue	$84,307	$250,112
Adjustment for currency impact	3,934	14,561
Non-GAAP services revenue on a constant currency basis (6)	$88,241	$264,673

	Three Months Ended December 31, 2015	Nine Months Ended December 31, 2015
	Year-over-year	Year-over-year
Non-GAAP total revenue reconciliation
GAAP total revenues	$155,696	$435,561
Adjustment for currency impact	7,266	25,964
Non-GAAP total revenues on a constant currency basis (6)	$162,962	$461,525

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Cost of services revenue	$870	$785	$2,258	$2,186
Sales and marketing	7,971	7,396	21,011	20,140
Research and development	1,813	1,567	4,888	4,284
General and administrative	6,573	6,266	19,359	18,891
Stock-based compensation expense	$17,227	$16,014	$47,516	$45,501

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)
Commvault completed the move of its Global Corporate Headquarters in the third quarter of fiscal 2015. In connection with this planned move, the Company incurred certain non-routine expenses that management has concluded are not representative of the ongoing business. As a result, these expenses have been excluded from non-GAAP results in order to understand, manage and evaluate the business and make operating decisions. These expenses include the lease termination charge related to the previous headquarters location, accelerated depreciation on assets associated with the previous location and moving related expenses.

(4)	The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2016 and fiscal 2015.

(5)
For GAAP purposes the potentially dilutive impact of options and shares associated with our stock-based compensation programs were excluded from the calculation of GAAP loss per share in the nine months ended December 31, 2015 because they would have been anti-dilutive. For purposes of non-GAAP income per share the impact of dilutive options and shares has been included.

(6)
Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period of fiscal 2016. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.